UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 10, 2017 (January 9, 2017)

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Boulevard
Coppell, TX 75019
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nationstar Mortgage Holdings Inc. (the “Company”) announced today certain leadership appointments which are effective January 9, 2017.

Mahir Patel has been appointed to serve as the Company’s Executive Vice President & Chief Risk Officer and will lead the enterprise-wide risk management functions at the Company. Mr. Patel has extensive banking, legal, regulatory and operational enterprise-wide risk management experience. Most recently, Mr. Patel worked for Capital One Bank where he held many senior executive leadership roles specifically related to enterprise and operational risk. Mr. Patel also held senior executive leadership roles at PNC Bank and practiced corporate law at a top tier international law firm.
Ramesh Lakshminarayanan, who has served as Executive Vice President and Chief Risk Officer since 2012, will be assuming the position of Executive Vice President & Chief Business and Analytics Officer.
A copy of the Press Release issued by the Company is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc., dated January 10, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: January 10, 2017	By:	/s/ Robert D. Stiles
Robert D. Stiles
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc., dated January 10, 2017.